UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                         Form S-3 REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            AmeriNet Group.com, Inc.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                    (State of incorporation or organization)

                                   65-0957587
                      (I.R.S. Employer Identification No.)

           2500 North Military Trail, Suite 225-C; Boca Raton, Florida
                    (Address of principal executive offices)

                                      33431
                                   (Zip Code)

                    Issuer's telephone number: (561) 998-3435

                            Jeffery G. Klein, Esquire
           23123 State Road 7, Suite 350-B, Boca Raton. Florida 33428
                                  (561)470-9010
      (Name, address. Including zip code, and telephone number of agent for service of process)


               FromTime to Time after this Registration Statement
               Becomes Effective (Approximate date of commencement
                           of proposed sale to public)


If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box [x ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ].

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ].

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box [ ]

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------
Title of class of               Proposed Maximum No.        Proposed maximum           Amount of
securities to be registered     Shares to be registered     Aggregate Offering Price   Registration Fee
-------------------------------------------------------------------------------------------------------

Common Stock,
Par value $.01 per share        7,851,300                   $1,805,799                 $476.73

         (1) Shares of common stock that may be offered pursuant to this registration statement consist of 5,234,200 shares of our company's common stock issuable upon conversion of our Class A Preferred Stock ("Preferred Stock"). determined as if all of the Preferred Shares have been converted into shares of common stock at the conversion rate of 20 shares of our common stock for each share of Class A Preferred Stock.

         (2) A total of 5,234,200 shares will be issued to the shareholders assuming each share of preferred common stock is converted at the rate of 20 shares of common stock for each share of preferred stock. Our company is registering an additional
                  2,617,100 shares in the event that as a result of the then trading price of our common stock, the shareholder would be entitled to receive additional shares of common stock.

         (3) Computed pursuant to Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and not as a representation as to any actual proposed price. The offering price per share and maximum aggregate offering price and registration fee is based upon the average of the high and the low price in the market for the common stock on February 26, 2001.

         Our company's stock is quoted on the electronic bulletin board operated (but not a part of) the National Association of Securities Dealers, Inc.'s ("NASD"), NASDAQ, Inc., subsidiary (the "OTCBB"). The trading symbol for our company's common stock is " ABUY". Upon conversion of the Preferred Stock, the Selling Security Holders may sell the shares of common stock described in this prospectus in public or private transactions, including underwritten transactions, on or off the NASD's OTCBB, at prevailing market price, or at privately negotiated prices.
 The Selling Security Holders may sell shares directly to purchasers or through broker/dealers or an underwritten offering. Brokers, dealers or underwriters may receive compensation in the form of discounts, concessions or commissions from the selling stockholders. Our company has no knowledge of any such plan or arrangement. You can obtain more information in the section titled "Plan of Distribution." Our company will not receive proceeds from the sale of the shares and will bear substantially all expenses of registration of the shares.

         An investment in our company's shares of stock involves a high degree of risk. You should consider the risks described in this registration statement which our company believes are real and may have a significant impact on your investment.

                             AVAILABLE INFORMATION.

         The public may read and copy any materials filed by AmeriNet Group.com, Inc. (referred to throughout this Registration Statement as "our company") with the United States Securities and Exchange Commission (the "Commission") at the Commission's Public Reference Room at 450 Fifth Street, Northwest, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800- SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding our company and other issuers that file reports electronically with the Commission, at http://www.sec.gov. Our company maintains a website at http://www.amerinetgroup.com.

         This prospectus constitutes a part of a registration statement on Form S-3 filed by our company with the Commission under the Securities Act of 1933,as amended ("Securities Act"). This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission . For further information with respect to our company and the shares of common stock offered hereby, reference is made to this Registration Statement. Statements contained herein concerning the provisions of any document are not necessarily complete, and each such statement is qualified in its entirety by reference to the copy of such document filed with the Commission.

         Upon request, our company will provide without charge to each person to whom a copy of this prospectus is delivered a copy of any information that was incorporated by reference into the prospectus. Our company will also provide upon request, without charge to each person to whom a copy of this prospectus has been delivered , a copy of all documents filed from time to time by our company with the Commission pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"). Requests for copies should be directed to our company at 2500 North Military Trail, Suite 225-C, Boca Raton, Florida 33431; Attention:
Corporate Information Officer. .

            CAVEAT PERTAINING TO FORWARD LOOKING STATEMENTS & CONTEXT

         The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain of the statements contained herein, which are not historical facts, are forward-looking statements with respect to events, the occurrence of which involve risks and uncertainties.
These forward-looking statements may be impacted, either positively or negatively, by various factors. Information concerning potential factors that could affect our company is detailed from time to time in our company's reports filed with the Commission. This Registration Statement contains "forward looking statements" relating to our company's current expectations and beliefs. These include statements concerning operations, performance, financial condition, anticipated acquisitions and anticipated growth. For this purpose, any statements contained in this Registration Statement, Form 10-KSB, Forms 10QSB or the Forms 8-K which are incorporated by reference are not statements of historical fact are forward-looking statements. Without limiting the generality of the foregoing, words such as "may", "will", "would", "expect", "believe", "anticipate", "intend", "could", "estimate", or "continue", or the negative or other variation thereof or comparable terminology are intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties which are beyond our company's control. Should one or more of these risks or uncertainties materialize or should our underlying assumptions prove incorrect, actual outcomes and results could differ materially from those indicated in the forward looking statements.

                       DOCUMENTS INCORPORATED BY REFERENCE

         The Commission allows our company to incorporate by reference the information filed with them, which means that our company can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Registration Statement and later information filed with the Commission will update and supersede that information. Our company incorporates by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until our company's offering is completed.

        *    Annual Report on Form 10-KSB for the year ended June 30, 2000.
        *    Annual Report on Form  10-KSB  for the year  ended  June 30, 1999.
        *    Annual  Reports on Form 10-KSB/A for the year ended June 30, 1999.
        * Quarterly Reports on Form 10-QSB for the quarters ended September 30, 1999, December 31, 1999, March 31, 2000, September 30, 2000 and
             December 31, 2000.
        *    Current Report on Form 8-K filed on December 16, 1999.
        * Current Report on Form 8-K/A filed on January 26, 2000 and amended on March 3, 2000.

        *    Current Report filed on Form 8-K filed on March 29, 2000
        *    Current Report filed on Form 8-K filed on May 30, 2000
        *    Current Report filed on Form 8-K filed on June 15, 2000
        *    Current Report filed on Form 8-K filed on July 17, 2000
        *    Current Report filed on Form 8-K filed on August 15, 2000
        *    Current Report filed on Form 8-K filed on November 2,2000
        *    Current Report filed on Form 8-K filed on January 5,2001
        *    Current Report filed on Form 8-K filed on February 8,2001

         You can obtain a copy of any or all of the documents incorporated by reference, other than exhibits to the documents, at our website located at www.amerinetgroup.com, at the Commission's website located at www.sec.gov and by writing or telephoning our company at the following address: AmeriNet Group.com, Inc.; 2500 North Military Trail, Suite 225-C; Boca Raton, Florida 33431, phone
(561) 998-3435or by fax (561)998-4635.

                                TABLE OF CONTENTS
                                                             Page Number
About Amerinet........................                          5

Risk Factors..........................                          10

Selling Security Holders..............                          17

Plan of Distribution..................                          18

Description of Capital Stock..........                          19

Legal Matters.........................                          21

Experts...............................                          21

                             AMERINET GROUP.COM, INC

OVERVIEW

         Our company is a Delaware holding company engaged in consulting activities at the holding company level and the advertising and Internet fields through our wholly owned subsidiaries, Amerinet Communications, Inc. ("AmeriCom") and Wriwebs.com, Inc ("WRI"). AmeriCom has provided advertising, marketing and e-commerce services to its clients including Internet web design and sales services, but presently is limited to small advertising projects and one Internet e-business which is new. WRI is an Internet provider offering residential and business users web-hosting and design services, as well as a wide range of other e-commerce solutions including e-mail, personal home pages, chat rooms and electronic commerce. WRI also offers ancillary services including leased high-speed Internet access lines as a reseller of long distance service; web-site development, maintenance and storage; and, Internet advertising, promotion and consulting.

GENERAL INFORMATION

         AmeriNet's principal offices are located at 2500 North Military Trail, Suite 225-C; Boca Raton, Florida 33431. Its main telephone number is (561) 998-4345 and its general fax number is (561) 998-4635. Its Internet website is located at www.amerinetgroup.com.

         AmeriCom's principal offices are located at 7325 Southwest 32nd Street; Ocala, Florida 34474; however, its mailing address is Post Office Box 770787; Ocala, Florida 34477. Its main telephone number is (352) 861-1350 and its general fax number is (352) 861-1339. AmeriCom's website general e-mail address is thefirm@callthefirm.com. AmeriCom currently operates under the registered trade name, The Firm Multimedia.

         WRI's principal offices are located at 100 East Sample Road, Suite 210; Pompano Beach, Florida 3306. Its main telephone number is (954)569-0200 and its general fax number is (954) 569-0300. Its website address is wriwebs.com

CONSULTING SERVICES

         Our Company provides consulting services to unrelated corporations that desire to become publicly held and to file reports regularly with the Commission. Our Company makes available to them the procedures that have been developed for such matters as financial accounting systems; dealing in transactions with restricted and control securities; promoting compliance with reporting obligations of officers, directors and stockholders; criteria for selection of auditors, accountants and transfer agents; avoiding violations of restrictions on trading through use of inside information; and, assistance in the initial registration process under both the Securities Act and the Exchange Act. Our company's compensation for such services is the registration of securities of the client corporations for issuance directly to our company's stockholders, providing a direct benefit to our company's stockholders and providing the client corporations with an increased stockholder base and a link to securities brokerage firms that make markets in our company's securities. Our Company believes that consulting operations will introduce numerous corporations with which our company can do business with in the future, and, in certain cases, to acquire corporations .

         In consideration for providing these services, our company expects our consulting clients to register a percentage of their common stock for issuance directly to our company's stockholders, as of an agreed upon date following the execution of the consulting agreement. The amount of common stock involved will vary depending upon the circumstances of each transaction. The issuance of shares to our company's stockholders will be conditioned on prior registration with the Commission and the failure to conclude such registration would void the agreement.

         Registration of shares directly to our company's stockholders is necessary in order for our company to avoid inadvertently becoming an investment company and provides a major benefit to clients in that they obtain a large, wide spread base of stockholders, including all of our company's market makers. The major benefit of the consulting services to our company is that it will be continuously exposed to emerging companies, some of which should prove to be attractive acquisition candidates or candidates for strategic operating
alliances   (cooperative   business   activities  not  involving  shares  equity
ownership).

FundsAmerica Consulting Agreement

         Our company's first consulting agreement was signed on May 18, 1999, with FundsAmerica Finance Corporation, a recently organized Florida corporation that operates as a development stage retail finance company concentrating on refinancing mobile homes ("FundsAmerica"). FundsAmerica believes that reporting company status will facilitate its ability to package and resell loan portfolios. Our company will not be involved in FundsAmerica's operations, will provide only the described consulting services, and makes no predictions as to the ultimate value of the securities to be distributed to its stockholders after they are registered with the Commission.

PriMed Consulting Agreement

         Our company entered into an agreement on January 31, 2001, with PriMed Technologies, Inc., and PriMed Technologies LC of Deerfield Beach, Florida (website at www.primedtech.com; "PriMed"), pursuant to which our company 's stockholders will, subject to prior registration under Section 5 of the Securities Act, receive 10% of the common stock of an entity to be formed consolidating the operations of PriMed and its affiliates ("New PriMed"). The stock distribution dividend will be issued to our company's stockholders of record at the close of business on the day the required registration statement is declared effective by the Commission. As currently contemplated, our company's stockholders will receive one share of New PriMed common stock for every 10 shares of our company's common stock held. A copy of the agreement is filed as an exhibit to th current report on Form 8-K which was filed with the Commission on February 8, 2001. Negotiations are continuing concerning our company's acquisition of a majority interest in New PriMed, in addition to the shares to be issued directly to our company's stockholders.

         PriMed, is in the process of consolidating and expanding its current operations, is involved in the provision of management and support services to the health care industry along with the latest on-line technologies to its growing client base of physicians, hospitals and ancillary service organizations in South Florida. Its website address is primedtech.com.

OPERATING SUBSIDIARIES

AmeriNet Communications, Inc.

         On May 11, 2000, our company acquired of all of the capital stock of Lorilei Communications, Inc., a Florida corporation ("Lorilei"). On October 17, 2000, Lorilei assigned to AmeriCom , some of its assets, and operations, including the fictitious names "The Firm Multimedia" and "Ocala News Tonight." AmeriCom agreed, in consideration for the assignment of some of its assets, to make the mortgage, equipment lease and financing payments disclosed in the exhibits to the asset purchase agreement as well as to repay funds loaned to Lorilei by our company. AmeriCom no longer telecasts Ocala News Tonight, a nightly news show which was broadcast in the Ocala, Florida area. Rather, management has focused its attention on the development of The Firm Multimedia. After an unsuccessful attempt by Management to continue the prior business , new management under the direction of the new president, Edward C. Dmytryk, undertook a major restructuring which has been completed, including the elimination of a number of salaried technical personnel and salaried sales personnel. AmeriCom now only includes essential personnel on a contractual basis. However, the Ocala facility will likely be closed, and the remaining operations transferred to other locations and entities.

AmeriCom's Business

     The primary project of AmeriCom at present is the Greengrouper Project. AmeriCom entered into a licensing agreement with Duffy DeVaul, the founder and owner of the popular, five year old, recreational fishing website,www.greengrouper.com. AmeriCom plans to develop the website, which was established in 1996, has over 13,000 members worldwide and registers monthly hits in excess of 500,000, into an e-commerce website aimed at capturing a share of the 120 billion dollar American recreational fishing industry. The website and a 30-minute weekly television show, will be the cornerstones of AmeriCom's GreenGrouper project. Plans are also being made for a GreenGrouper magazine. However, funding is presently a problem, and alliances are being explored to support this project. Such alliances, or additional funding, will be necessary in order for the plans to succeed.

     Recreational fishing industry statistics show that the number of participants in the sport now exceeds 50 million, more than twice the number of golfers and tennis players combined, with average anglers spending $1,100 per year on their sport. By capitalizing on the growing popularity of the sport, the earnings potential of the GreenGrouper project is substantial.

Wriwebs.com, Inc.

Acquisition Related Information

     Wriwebs.com, Inc., was incorporated in the State of Florida under the name Web Results Institute, Inc. ("Old WRI"). On April 18, 1999, its name was changed to Wriwebs.com, Inc. On November 12, 1999, Old WRI was merged into American Internet and all of Old WRI's capital stock was converted into 531,000 shares of our company's common stock.

     The  securities  were  issued in reliance on the  exemption  provisions  of
Section 4(6) of the Securities Act based on representations by the parties reflected in the agreement and plan of merger. The transaction was structured as a "triangular merger" to meet the tax free exchange provisions of Section 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended, and for accounting purposes, was treated as an investment.

     Concurrently with the merger, our company provided $100,000 in expansion capital to the merged entity and from the time of the closing through June 30, 2000, we have provided it with an additional $111,515. WRI used those funds to retire debt, fund the increase in payroll resulting from the addition of American Internet personnel and its own expansion and for marketing, advertising and working capital. At the time of the merger, our company anticipated providing the surviving entity with up to $300,000 in funding, in addition to the $209,259 it had previously provided to American Internet, however, our company suspended funding to WRI due to its failure to meet projections and the inadequacy of its financial reporting processes which required extensive intervention by our company's chief financial officer.

     Following WRI's acquisition, Yankees recommended that WRI shift the focus of its web design and hosting services from the low-end consumer and small business market to the more lucrative higher-end business market. The latter market would permit WRI's staff to use their expertise and experience to develop complex, interactive web designs that justify materially higher prices. The management of WRI agreed with Yankees and has used a portion of the funds provided by our company to develop and market increasingly sophisticated web design products. However, WRI also maintains its presence in the lower cost market. In December of 1999, we expected such shift in business emphasis to increase operating costs and to reduce profits over the short term, we believed that the increased potential earnings would quickly reverse such losses and result in materially increased profits within the calendar year ending December 31, 2000. Our company's expectations have proven to be accurate and there can be no assurances that WRI will be profitable in the future.

     On January 26, 2001, our company entered into a superseder and settlement agreement with WRI, as a result of which, WRI will become its own publicly traded company.

Pursuant to such agreement:

        * WRI's authorized capitalization will be increased to 15,000,000 shares, $0.0005 par value and its securities will be registered with the Securities and Exchange Commission (the "Commission") pursuant to
          Section 12(g) of the Exchange Act and Section 5 of the Securities Act;

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



        * 500,380 of the 531,000 shares of our Company's common stock issued to acquire WRI will be returned by Michael A. Caputa, WRI's president, in exchange for cancellation of approximately $512,000 in debt owed by WRI to our Company and 4,625,000 shares of WRI's common stock to be issued to Mr. Caputa, Jeffrey B. Levy, WRI's general counsel, and to a WRI employee stock compensation plan;

        * Our Company will distribute 1,375,000 shares of its WRI common stock to its stockholders of record, as of the business day following the date a registration statement for such shares is declared effective by the Commission;

        * Our Company will transfer 1,500,000 shares of its WRI common stock to the Yankee Companies, Inc. ("Yankees"), as consideration for release of liens on such shares securing existing indebtedness and Yankees'
          Agreement to loan WRI funds required to prepare the registration statement required in conjunction with the WRI stock dividend to our Company's stockholders; our Company will convey record ownership of the remaining 7,500,000 shares of WRI's common stock to an escrow agent, for distribution to designees of Mr. Caputa, if WRI's annual net, pre-tax profit earnings aggregate to $237,500 over a three year period, with any shares not earned to be distributed annually as stock dividends to WRI's stockholders.

         The parties believe that WRI will operate more successfully as its own public company, under Mr. Caputa's leadership, and that our Company's stockholders will obtain faster and more direct benefits through ownership of WRI common stock than if WRI continued as a heavily indebted AmeriNet subsidiary. It is anticipated that as a result of the agreement, WRI's aggregate loans payable will be reduced to $77,255, plus such funds as are borrowed from Yankees to pay for the costs of required registration with the Commission. The parties expect that the required registration statements can be completed and filed with the Commission within 30 days after completion of required audits of WRI. However, they cannot provide any assurances as to when such registration statements will be declared effective by the Commission.

         WRI currently hosts over 4,000 websites, is obtaining renewal commitments from approximately 75% of its web hosting customers and plans to add at least 20 new web hosting customers per month through increased marketing. Because of its strong foundation, WRI can expand its gross income without materially increasing its expenses and hopes to do so through acquisition of other web hosting companies or their client bases.

         A copy of the WRI Plan of Merger Agreement was filed as an exhibit to a quarterly report on Form 10-QSB filed with the Commission on November 19,1999. A copy of the superseder and settlement agreement was filed as an exhibit to a current report on Form 8-K filed with the commission on February 8, 2001.

WRI's Business

         Currently, WRI is an Internet presence provider located in Pompano Beach, Florida offering residential and business users web-hosting and design services, as well as a wide range of other e-commerce solutions including e-mail, personal home pages, chat rooms and electronic commerce. WRI also offers ancillary services including leased high- speed Internet access lines as a reseller of long distance service; web-site development, maintenance and storage; and, Internet advertising, promotion and consulting.

         Internet web-hosting is a multi-media Internet service that permits clients to maintain a continued presence on the Internet directly through high-speed servers and a dedicated tier one connection. The hosting services available through WRI includes virtual hosting and collocation. Virtual hosting allows a client's web-site (which may be hosted on either a UNIX or NT server platform) to be connected to the Internet through WRI's operations center. Collocation permits a client's Internet content to be hosted on a dedicated server, eliminating or substantially reducing the capital investments a client is otherwise required to make and reducing certain of the client's security concerns associated with connection of the client's private network(s) to a web-server.

         WRI provides web-hosting and Internet access services from initial simple online brochures to complex interactive multi-media applications. Its secure network operations center is located at 100 East Sample Road, Suite 210;

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Pompano Beach, Florida with dedicated Dell, Compact and other dedicated servers,
multiple   high-speed   fiber  optic   connections  to  the  Internet,   and  an
uninterruptible power supply and environmental controls, is monitored twenty four hours a day to minimize service interruptions. WRI maintains high-bandwidth paths to the Internet with dedicated T1 lines through Intermedia Communications.

         WRI currently provides its customers with the following products either individually or as part of a one-stop package custom designed for each client's individual needs, including:

Programming and Applications Development:

          Customized application development including web-portals, total e-commerce solutions, e-marketing packages, shopping carts, real-time audio and video, custom online databases, virtually interactive communications and purchasing systems. Content management Intranet and extranet systems Web-site development and maintenance: Web-site Hosting and Internet Access, shared hosting and co-location services, Digital Subscriber Lines (DSL), Dedicated access (T-1 and T-3 service) and Integrated Services Digital Network (ISDN).

         WRI's existing services comprise three broad categories: web-site development and maintenance, e-commerce and training. Web-site development involves the design and development of a client's web-site production. Working with clients and utilizing its own graphic designers and programmers, WRI designs, creates and maintains multi-media, interactive web-sites for its clients, using the latest applications and development tools, such as Cold Fusion, HTML and FLASH. WRI has its own web enabled shopping cart that provides its e-marketing clients with an affordable packaged cart they can lease to sell their products on-line. WRI offers multi-tiered e-training services including:
(i) one-on-one Internet training for executives; (ii) group training for non-computer professionals; and, (iii) on-site internships dedicated to the professional training of students involved with Internet related studies, providing WRI with a strong, financially sound work force.

         WRI's customers are principally located in the Southeast United States (although it has customers around the world). None of WRI's clients account for more than 5% of its total business, nor does WRI rely on any supplier for 5% or more of its required equipment or supplies.

E-Commerce

         Many of WRI's clients rely on e-commerce to conduct their business. As a result, WRI must be able to build web pages that offer customers the latest in technological innovations and security for on-line transactions. WRI relies on third party vendors to provide the required processing and secrecy of credit card transactions.

Sales & Marketing

         WRI currently relies on local newspaper to promote its business operations. Sales representatives are also available to offer existing clients additional services and features.

Facilities and Equipment

         WRI currently leases approximately 3,500 square feet of space at a cost of $4,000 per month. Management intends to sublease approximately one half of this space and is currently looking for a prospective sub tenant. WRI has approximately 10 work stations and 12 servers. Management believes that this equipment is suitable for its current needs. Any upgrades in computer software or the purchase of additional hardware will not require the expenditure of significant sums of capital.



                                     Page 9

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Competition

         WRI functions in a highly competitive industry with few barriers to entry. It competes with many small local businesses as well as with many larger national corporations. WRI' s management believes that the key to obtaining a significant amount of market share is to provide product and service. Customers can come to WRI and obtain all of their needs and requirements from one single source; "A One Stop Shop". To become even more effective, WRI will:

        * Aggressively promote its custom B2B solutions.

        * Move rapidly to reach new regional customers and develop interrelated strategies there by continuing its global expand.

        * Enhance customer service relations to build retention and customer loyalty.

        * Increase sales to existing customers including web maintenance, updating, pre-set periodic registration, and cyber marketing services.

Governmental Regulations

         WRI like all businesses are subject to government regulation at both the state and federal level. WRI is not aware of any violations of applicable statutes. While its web site design functions will be subject to local rules and regulations regarding the conduct of business, as WRI expands into the Internet, the role of the governement is less clear. Currently, there are few rules and regulations regarding the operation of an Internet based business. State governments do not currently tax Internet sales. Should either the states or federal government implement more stringent rules and regulations regarding the operation of Internet based busiesses, there is a likelihood that WRI may not be able to comply with these new rules and regulations.

INVESTMENTS

         Our  company  owns  up to 20% of  the  common  stock  of  both  Trilogy
International, Inc. and Vista Vacations International, Inc. Trilogy International is an e-commerce based company whose principal focus is the sale of pet care products. Vista Vacations is a cruise and leisure travel marketing, training and reservation company. Although our company is not involved in the day to day operations or management of either company, our company continues to make ourselves available on an "as needed" basis for consulting in such areas as building strategic alliances, regulatory compliance and in identifying potential funding sources.

                                  RISK FACTORS

         You should carefully consider the risks described below before making an investment decision. The risks and uncertainties described below are not the only ones facing our company. Additional risks and uncertainties not presently known or that our company currently deems immaterial may also impair our company's operations.

         In addition, you should carefully consider the information incorporated by reference, and information that our company files with the Commission from time to time. If any of the following risks actually occur, our company could be materially adversely affected. In such case, the trading price of our company's common stock could decline, and you could lose all or part of your investment. The following information is complete and accurate as of the date of this prospectus, but such information may change in the future.

                          RISKS RELATED TO OUR BUSINESS

         Our Anticipated Business Is Not Indicative of our Business History. Although our company was organized in 1964, our current operations should be evaluated as if our company was organized during 1998, when all of our current businesses were organized. Consequently, our company has a limited operating history on which you may evaluate and you should consider the risks and difficulties frequently encountered by early stage companies in new,

                                     Page 10

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rapidly  evolving  and  technology-dependent  markets.  If our company  fails to address such risks successfully, our business would be materially and adversely affected.

         Our Company's Quarterly Operating revenue May Deviate Significantly, Causing the Price of Our Company's Common Stock to Fluctuate. Our Company's quarterly revenues may be unpredictable and may cause significant volatility in the price of our common stock. Operating results may fail to meet expectations causing our common stock to decline precipitously. Some of the factors which might cause our common stock to fluctuate include:

         *  Rising costs of expanding our operations.
         *  The  ability  to  acquire  new  customers  and  maintain   effective
         relationships with our existing clients. * The amount and timing of any capital expenditures.

         You should not rely on quarter to quarter comparisons of our results of operations as an indication of future performance. It is possible that in some periods our results of operations may be below the expectations of public market analysts and investors. In that event, the market price of our company's common stock may fall.

         There are Risks Related to Our Company's Operating and Internal Growth Strategies. A key element of our strategy to increase profitability and revenues is to let our management team make the key decisions necessary to implement our business plan and service our clients. Our company believes that this strategy will result in projects being completed on a more timely basis and with increased client satisfaction. However, if our company does not implement appropriate checks and balances, this decentralized operating strategy could result in inconsistent operating and financial practices and our overall profitability could be adversely affected. Another key element of our strategy is our ability to generate internal growth which will be affected by, among other factors, our ability to :

         Expand the range of service offered to customers; Attract new customers; Strategically align with larger business partners; Increase the number of projects performed for existing customers; Hire and retain employees; Open additional facilities; and Reduce operating and overhead expenses.

         Many of the factors affecting our ability to generate internal growth may be beyond our control and our company cannot be certain that our strategies will be successful or that our company will be able to generate cash flow sufficient to fund our operations and to support internal growth. Our inability to achieve internal growth could have a material adverse effect on our business, financial condition and results of operation.

         Our company May Make Investments or Acquisitions That Are Not Successful. Our Company may acquire and integrate complementary businesses, products, services or technologies, but have limited experience in these activities. If our company seeks to make investments or acquisitions, they will be subject to the following risks:

          The difficulty of assimilating the operations and personnel of acquired companies;

          The potential disruption of our business;

          The inability of our management to maximize our financial and strategic position by the incorporation of an acquired technology or business into our service offerings;

          The difficulty of maintaining uniform standards, controls, procedures and policies; and

          The potential loss of key employees of acquired businesses, and the impairment of relationships with employees and customers as a result of changes in management.


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         Our  Company  cannot  assure you that any  completed  acquisition  will enhance our business. Most of our acquisitions will require our company to raise and invest material amounts of cash and all of them will involve the issuance of a material quantity of common stock causing our existing stockholders to suffer significant dilution of their interest in our company. In addition, our company could incur or assume significant amounts of indebtedness in connection with acquisitions. Acquisitions required to be accounted for under the purchase method could result in significant goodwill and/or amortization charges. In addition, an inability to sustain profitability may also result in an impairment loss in the value of our long-lived assets, principally goodwill, property and equipment, and other tangible and intangible assets.

         Our Equipment May Become Technologically Obsolete. Our business is currently dependent upon computer-based technology in order to produce the majority of our services. Because technological change has been extremely dynamic, technological obsolescence has become an increasingly important factor when making capital expenditures. No assurances can be provided that our state of the art systems will remain state of the art for a period sufficient to amortize their expenditure. Our company's strategy is to incrementally add equipment piece by piece to our operations as prices for new technology decrease and as production demand increases, so as to consistently add new, better, faster computers, cameras, scanners, etc. to our company's available equipment inventory. There can be no assurance, however, that new advances in technology will not hasten the obsolescence of our equipment, resulting in additional necessary capital expense which could be substantial. In this event management envisions the utilization of leases, financing, or an additional capital investment in order to satisfy these requirements.

         Risks Related to our Acquisition Strategy. A material component of our growth strategy involves the acquisition, consolidation and roll-up of compatible advertising and marketing organizations that do not share our production capability but which have desirable personnel, accounts and sales facilities. Acquisitions involve a number of special risks, including possible adverse effects on our operating results, diversion of management's attention, loss of key personnel, risks associated with unanticipated events or liabilities and amortization of acquired intangible assets, some or all of which could have a material adverse effect on our business, financial condition, and results of operations. Customer dissatisfaction or performance problems at a single acquired company could have an adverse effect on our reputation. Further, there can be no assurance that businesses acquired will achieve anticipated revenues and earnings. To the extent that our company intends to increase our revenues, expand the markets our company serves and increase our service offerings through the acquisition of additional companies, there can be no assurance that our company will be able to identify, acquire, or profitably manage additional businesses or successfully integrate acquired businesses without substantial costs, delays or other operational or financial problems. Increased competition for acquisition candidates may also develop, in which event there may be fewer acquisition opportunities available as well as higher acquisition costs.

         Risks Related to Acquisition Financing and Possible Need for Additional Capital. Our company plans to finance future acquisitions by using shares of our common stock for all of the consideration to be paid. In some cases, however it is probable that our company could be required to make cash investments in the acquired businesses. In the event that the our stock does not maintain a sufficient market value, or potential acquisition candidates are otherwise unwilling to accept our stock as consideration for the sale of their businesses, our company may be required to use more of our resources, if available, in order to maintain our acquisition program. If our company has insufficient cash resources, our growth could be limited unless our company is able to obtain additional capital through debt or equity financing. There can be no assurance that other financing will be available on terms our company deems acceptable. If our company is unable to obtain sufficient financing,, our company may be unable to fully implement our acquisition strategy.

         Intense Competition Could Reduce Our Market Share and Harm Our Financial Performance. The advertising industry is highly competitive and is served by numerous small, owner operated private companies, as well as multi billion dollar public companies. There are no substantial barriers to entry in our industry and our company expects competition to intensify in the future. Competition in the industry depends upon a number of factors, including price.
 Certain of our competitors may have lower overhead cost structures and may, therefore, be able to provide their services at lower rates than our company can provide such services. Certain of our competitors have greater market presence, engineering depth and marketing capabilities, and financial, technological and personnel resources than those available

                                     Page 12

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to our  company.  As a result,  they may be able to  develop  and  expand  their customer base more quickly, adapt more swiftly to new or emerging technologies and changes in customer requirements, take advantage of acquisition and other opportunities more readily, and devote greater resources to the marketing and sale of their products and services than our company can. Our company cannot give any assurance that our company will be able to maintain or enhance our competitive position. Our company also face competition from in-house service departments of our prospective and existing customer base and cannot be certain that our existing or prospective customers will continue to out source services in the future.


         Intellectual Property Rights. The relationship between regulators governing website addresses, the tools used to direct web traffic and laws protecting intellectual property rights is unclear. Despite any intellectual property rights that our company may own, our company may not be able to prevent third parties from acquiring web site addresses that are similar to ours or use our name or registered marks as a means to link to their web site. Moreover, our company may not be able to prevent others from duplicating our website or otherwise creating a website that is deceptively similar to ours in terms of function and design. If our company is unable to do so, it may not be able to attract or maintain a loyal customer base and our business could be materially and adversely affected. Any claims or litigation, with or without merit, could result in a diversion of management's attention and our financial resources, which could have a material adverse effect on our business, financial condition and results of operations. Adverse determinations in such claims or litigation could have a material adverse effect on our business, financial condition and results of operations.

         Our company relies on a combination of trademark laws, trade secrets laws and license and non-disclosure agreements to protect our proprietary information. Our company currently has no registered copyrights or patents or patent applications pending. It may be possible for unauthorized third parties to copy aspects of, or otherwise obtain and use, our proprietary information without authorization. Our company anticipates that providing more complex services to our clients and increasing the emphasis on commercial clients, our client contracts may contain provisions granting the client intellectual property rights to certain work product, including any customized programming or design work that our company creates for such client. Existing agreements to which our company is a party are, and future agreements may be, silent as to the ownership of such rights. To the extent that the ownership of such intellectual property rights is expressly granted to a client or is ambiguous, our ability to reuse or resell such rights will or may be limited.

         Our company's policy is to execute confidentiality agreements with our employees and consultants upon the commencement of an employment or consulting relationship with our company. These agreements generally require that all confidential information developed or made known to the individual by our company during the course of the individual's relationship with our company be kept confidential and not disclosed to third parties. These agreements also generally provide that inventions conceived by the individual in the course of rendering services to our company shall be our exclusive property. There can be no assurance that such agreements will not be breached, that our company would have adequate remedies for any breach or that our trade secrets will not otherwise become known to or be independently developed by competitors.

         Our Company's Limited Operating History and Revenues Makes Evaluating Our Business Difficult. The limited operating history of our current business operations makes it difficult for you to evaluate our prospects.

         The Imposition of Governmental Regulation and Other Legal Uncertainties May Harm Our Business. Our company is not currently subject to direct regulation by any state, federal or foreign governmental agency, other than regulations applicable to businesses in general and regulations regarding access to online commerce. Due to the increasing popularity and use of the Internet and other online services, it is likely that a number of laws and regulations regarding user privacy, pricing, content, copyrights and even taxation may be enacted. The growth and development of the market for online commerce may prompt more stringent consumer protection laws that impose additional burdens and costs on those companies doing business online. The enactment of any additional laws or regulations may decrease the growth or otherwise have a chilling effect on the use of the Internet and other online services, which in turn could decrease the demand for our services and increase our cost of doing business. Additionally, the applicability of existing laws regarding sales and use taxes, property ownership and personal privacy, to the Internet and online services is

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uncertain  and may take years to resolve.  Sales to people in certain  states or countries may give rise to claims that our company is required to qualify to do business in these jurisdictions and could subject our company to taxes and penalties for failure to do so. The application of such laws and regulations to our business could have a materially adverse effect on our business.

         Our Company's Failure to Adequately Respond to Rapid Changes in Technology May Harm Our Business. The market for our services is characterized by rapid technological changes, changing customer needs, the frequent introduction of new services and evolving industry standards. These marketing characteristics are highlighted by the emerging and evolving nature of the Internet as a market place and the fact that many companies are expected to introduce new services and content programming through the Internet in the future. Significant technological changes could render our hardware and software obsolete. Our future success will depend in large part on our ability to continuously introduce new services, features and technologies on a timely basis and improve our website and services as needed. Our company cannot be certain that our management team will recognize evolving trends, markets and technologies or be able to adapt and react as these trends, markets and technologies require.

         Uncertainties Regarding the Future of the Internet May Harm Our Business. Rapid growth of interest in and use of the Internet is a recent phenomenon. While our company anticipates that growth and interest in the Internet as a viable commercial marketplace will develop, there can be no assurance that such growth and interest will continue or realistically project what the rate of growth will be. Commercial activity on the Internet is highly competitive and news of dot.com failures are common. The markets for many of our services are highly dependent upon the ongoing acceptance and use of the Internet as a vehicle for commerce and communication. Critical issues relating to the ultimate success of the commercial use of the Internet include security, reliability, capacity, cost, ease of use, access, quality of service and acceptance of advertising. These issues remain unresolved and may limit the growth of Internet use for commercial applications, sites, the amount of traffic on our web site, and our ability to demonstrate user and member. If on the other hand, widespread use of the Internet grows too quickly to the point where our consumer's ability to gain access is impeded, our Internet related business may be adversely affected.

         System Failures May Harm Our Company's Reputation and Business. Our company's ability to successfully utilize the Internet depends on the efficient and uninterrupted operation of our computers and communications hardware and software systems. Our systems and operations are and will continue to be vulnerable to damage or interruption from fire, flood, power loss, lightning, power surges, telecommunications failures, break-ins, earthquakes and similar casualties. Failure of information delivery can occur due to telecommunications failures, e-mail system failure, hosting site failure and/or local system failure. Our company has no in-house full time employees to monitor our systems. Our company presently has very little redundant systems and do not have a formal disaster recovery plan. Our company carries no business interruption insurance to compensate in the event of such losses. No assurance is given that our company will have sufficient resources to purchase redundant systems, implement an effective disaster recovery plan or purchase business interruption insurance at acceptable terms. Despite our efforts to insure network security and integrity, our servers are vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to interruptions in our business, loss of data and the inability to accept and fulfill customer orders.

         Our company expects that our Internet operations will depend on one or more independent third parties over whom our company expects to have limited control. Our company does not plan to own a gateway to the Internet but plan to rely on an Internet Service Provider to host our website. Our company may experience temporary service interruptions in website connection and telecommunications access. Continuous or prolonged interruptions in website connection or in telecommunications access would have a materially adverse effect on our company.

         Our company may use software that is dependent upon operating system, database and server software developed and produced by certain third parties. Our company may discover errors and defects in this software and be forced to rely on the software providers to correct these errors and defects in a timely manner. The failure of these software providers to correct these errors and defects could interrupt our operations and have a material adverse effect on our company.

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     Actual and Perceived Online Commerce  Security Risks May Harm Our Business.
Our company may rely on encryption and authentication technologies licensed from third parties to provide the security and authentication needed to effect secure transmission of confidential information, such as customer credit card numbers.
Our  company  cannot  assure  that  advances  in  computer   capabilities,   new
discoveries in the field of cryptography, or other developments will not result in the compromise or breach of the algorithms that our company uses to protect customer transaction data. Any compromise of our security could have a materially adverse effect on our company and its reputation. A party who is able to circumvent our company's security measures could misappropriate proprietary information or cause interruptions in our company's operations. Our company may be required to expend significant capital and other resources to protect against such security breaches or to resolve problems caused by such breaches. To the extent that our activities involve the storage and transmission of proprietary information such as credit card numbers, security breaches could subject our company to significant liability and have a materially adverse effect on our company' s operations.

         Our company believes that concerns regarding the security of confidential information transmitted over the Internet prevents many potential customers from engaging in on-line transactions. If the e-commerce industry fails to take any action to address this perception or fails to address real security risks as they arise, our company may not be able to gain market acceptance of our services and our business may be materially and adversely affected.

         Potential Liability for Information Displayed on Our Company's Web Site May Require Our Company to Defend Against Legal Claims, Which May Cause Significant Operating Expenditures. Since our customers view and may download proprietary and other data from our company, there is the potential that claims may be made against our company for negligence, copyright or trademark infringement or other theories of liability based upon the nature or content of such material. Providers of Internet products and services have been sued in the past, sometimes successfully, based upon the content of their material. Our company does not currently carry insurance to cover such liability, but may seek to obtain a commercial general liability policy and apply for an errors and omissions type "Cyber Liability" policy. Such insurance, if and when obtained, may not cover potential claims of this type and may not be adequate to cover all costs incurred in the defense of such matters. Any costs or liabilities not covered by insurance could have a materially adverse effect on our company.

         Matters Related to Forward Looking Statements. Statements contained in this Registration Statement that are not purely historical are forward-looking statements. The forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, experience and our company's performance or achievements to be materially different from those anticipated, expressed or implied by the forward-looking statements. In evaluating our company, you should carefully consider: successful deployment and integration of systems; factors affecting internal growth and management of growth; success of marketing, integration and operational initiatives, including Internet marketing initiatives; dependence on technology; labor and technology costs; cost and availability of advertising and promotional efforts; success of the acquisition strategy and availability of acquisition financing; success in entering new segments of the advertising industry and new geographic areas; dependence on commercial leased access rules; risks associated with the advertising industry generally; seasonal and quarterly fluctuations; competition; and general economic conditions.

         There is a Great Likelihood that Our Company will Require Additional Financing. Our company may be required to expand operations, take advantage of market conditions or upgrade technological facilities. Unforeseen difficulties may result in an increase in our company's expenses. Our company can not assure you that additional financing can or will be raised on acceptable terms.

         Our Company Is Dependent on Key Personnel and Employees. The success of our company will continue to be highly dependent upon key members of senior management. The loss of services of any member of our management team could have a materially adverse effect upon our company and its development. Our future operations will also depend in part upon the ability to retain current employees and to attract and retain additional qualified personnel. No assurances can be given that our company will be able to attract and retain such personnel or, if able to do so, on favorable terms.

                      RISKS ASSOCIATED WITH THIS OFFERING


         Current Prospectus and State Blue Sky Registration Requirements May Affect the Transferability of Our Company Shares. The purchasers of any securities registered hereby will be able to resell such securities in the public market only if the securities are qualified for sale or exempt from qualification under applicable state securities laws of the jurisdictions in which the proposed purchasers reside. Although our company intends to seek to qualify for sale the securities registered hereby in those states in which the securities may be offered, no assurance can be given that such qualifications will occur. The securities may be deprived of any value and the market for the securities may be limited if the securities are not qualified or exempt from qualification in the jurisdictions in which any prospective purchaser of the securities then resides.

         Limited Public Market For Our Shares. At the present time our company's shares of common stock is traded on the OTCBB . Shares traded on the OTCBB are highly volatile and are generally more difficult to dispose of and to obtain accurate quotations as to price than securities of companies that are traded on the NASDAQ National Market, the NASDAQ SmallCap Market or the major stock exchanges. The shares may be transferred in the states in which the securities have been registered, but may not be transferred elsewhere without strict compliance with Federal and State securities laws and regulations.

         The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. Commission regulations generally define a penny stock to be an equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such exceptions include any equity security listed on NASDAQ or a national securities exchange and any equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three years,
(ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or (iii) average annual revenue of at least $6,000,000, if such issuer has been in continuous operation for less than three years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

         The impact of the regulations applicable to penny stocks on such securities is a reduction in the market liquidity of such securities by limiting the ability of broker/dealers to trade such securities and the ability of purchasers of such securities to sell their securities in the secondary market. The low price of common stock also has a negative effect on the amount and percentage of transaction costs paid by individual shareholders and our potential ability to raise additional capital by issuing additional shares. The primary reasons for these effects include the internal policies of certain institutional investors that prohibit the purchase of low-priced stocks, the fact that many brokerage houses do not permit low-priced stocks to be used as collateral for margin accounts or to be purchased on margin and certain brokerage house policies and practices that tend to discourage individual brokers from dealing in low-priced stocks. In addition, since broker's commissions on low-priced stocks represent a higher percentage of the stock price than commissions on higher priced stocks, a low share price of common stock results in individual shareholders paying transaction costs that are a higher percentage of their total share value than would be the case if the share price was substantially higher.

         Shares Eligible for Future Sale May Adversely Affect Our Shareholders. Future sales of substantial amounts of common stock in the public market could adversely affect market prices of our company's common stock. Upon the conversion of all of our company's Preferred Stock into common, there will be approximately of our shares issued and outstanding. The shares registered hereunder will be freely tradeable without restriction or further registration under the Securities Act, unless held by our officers, directors or "affiliates" as that term is defined in Rule 144 promulgated under the Securities Act ("Rule 144"), which shares will be subject to the resale limitations of Rule 144.

         You May Be Unable To Sell Your Shares Because There Is No Public Market for Our Company's Securities. The purchasers of any securities registered hereby will be able to resell such securities in the public market only if the securities are qualified for sale or exempt from qualification under applicable state securities laws of the jurisdictions in which the proposed purchasers reside. Although our company intends to seek to qualify for sale of the securities registered hereby in those states in which the securities may be offered, no assurance can be given that such qualifications will occur. The securities may be deprived of any value and the market for the securities may be limited if the securities are not qualified or exempt from qualification in the jurisdictions in which any prospective purchaser of the securities then resides. The regulations require the delivery, prior to any transaction involving a penny stock, of a in low-priced stocks. In addition, since broker's commissions on low-priced stocks represent a higher percentage of the stock price than commissions on higher priced stocks, the current low share price of the common stock results in individual shareholders paying transaction costs that are a higher percentage of their total share value than would be the case if our share price were substantially higher.

                            SELLING SECURITY HOLDERS

         The shares of common stock being offered by the selling security holders are issuable upon conversion of our company's Class A Preferred Stock into shares of common stock. Our Company is registering these shares of common stock for resale by the selling security holders identified below. The shares are being registered to permit public secondary trading of the shares, and the selling security holders may offer the shares for sale from time to time. See "Plan of Distribution". Our Company has filed on behalf of the selling security holders an S-3 Registration Statement under the Securities Act with the Commission, of which this prospectus forms a part, with respect to the resale of the shares from time to time on the NASDAQ OTCBB, in privately negotiated transactions, or otherwise, and have agreed to prepare and file such amendments and supplements to the Registration Statement as may be necessary to keep such Registration Statement effective until the shares are no longer required to be registered for the sale thereof by the selling security holders.

         The following table sets forth, to our company's knowledge, certain information relating to the our company's preferred shares and common stock beneficially owned by each of the Selling Security Holders . Except for Mrs. Lindsey, an officer and director of our company, and Yankees, which has served as our company's strategic consultant since November of 1998 and is currently one of our company's largest creditors and stockholders, none of the Selling Security Holders has had a material relationship with our company within the past three years other than as a result of the ownership of the shares or other securities of our company . The shares included in this prospectus may be offered from time to time by the Selling Security Holders named below.

                                            Number of                           Number                  Percent of
Name and                                    Shares of           Number          of Common Shares        Shares
Address of                                  Preferred Stock     of Shares       Beneficially            Outstanding
Selling                                     Owned Prior to      Registered for  Owned After             After
Shareholder                                 Conversion (1)     Conversion(1)    Conversion(2)(3)        Conversion(4)
-----------                                 --------------    --------------    ----------------      -------------

Yankees                                        199,500           3,990,000        5,437,908               30.72%
2500 North Military Trail, Suite 225
Boca Raton, Florida 33431

Bolina Trading Corp. S.A.  C/0 Jerry Spellman   24,000             480,000          932,390                5.27%
211 South State College Boulevard, Suite 124
Anaheim, California 92806

K Walker Ltd.                                    3,393              67,860          716,564                4.05%
55 Fredrick Street
Nassau, Bahamas

PalmAir Inc.                                    16,520             330,400          645,150                3.65%
55 Fredrick Street
Nassau, Bahamas

Vanessa Lindsey                                                                                           Less than
340 Southeast 55th Avenue                        2,297              45,940           54,440                   1%

                                     Page 17




Ocala, Florida 34470

Debra Ellenson                                   6,000        120,000                316,287           1.79%
276 South Parkway
Miami, Florida 33160

Scott Heiken                                     5,000        100,000                245,000           1.38%
2345 Northeast 199th Street
Ventura, Florida 33180

Jonathan Eichner                                 5,000        100,000                240,000           1.36%
20533 Biscayne Boulevard, Suite 409
Aventura, Florida 33180

(1) Assumes the shareholder converts at the rate of 20 shares of common stock for every one share of Preferred Stock owned by the shareholder and does not take into account that each shareholder may receive additional shares of stock based on the conversion ration. The number of preferred shares owned by the Selling Shareholders is as of January 31, 2000.

(2) The number of shares of common stock owned by each of the selling stockholders has been calculated as of December 31, 2001.

(3) Beneficial ownership is determined in accordance with the rules and regulations of the Commission and generally includes voting or investment power with respect to securities. Information with respect to beneficial ownership is based on information as of January 31, 2001 and assumes that there is outstanding an aggregate of 12,465,170 shares of common stock (not including treasury shares). Our company believes, based on information furnished by the Selling Security Holders , that the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(4) As of January 31, 2001 there were 12,465,170 shares of our common stock issued and outstanding. Assuming all of the preferred shareholders convert their preferred shares, there will be 17,699,370 shares issued and outstanding

                              PLAN OF DISTRIBUTION

         The shares of common stock issuable upon conversion of the preferred stock may be sold from time to time by the Selling Security Holders in one or more transactions at fixed prices, at market prices a the time of sale, at varying prices determines a the time of sale or at negotiated prices. The Selling Security Holders may offer their shares of common stock in one or more of the following transactions:

        * on any national securities exchange or quotation service at which the common stock may be listed or quoted at the time of sale, including the NASDAQ OTCBB;

        * in private transactions;

        * through options;

        * by pledge to secure debts and other obligations; or

        * any combination of the above.

         When we use the term "Selling Security Holder" in this prospectus, it includes donees, pledgees and other transferees who are selling shares received after the date of this prospectus from a Selling Security Holder whose name appears in "Selling Security Holders". In addition, if required our company will distribute a supplement to this prospectus to describe any material change in the terms of the offering. The shares of common stock described in this prospectus may be sold from time to time directly by the Selling Security Holders. Alternatively, the Selling Security Holders may from time to time offer shares of common stock through underwriters, broker/dealers or agents that participate in the distribution of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act. Any profits on the resale of shares of common stock and any compensation received by any underwriter, broker/dealer agent may be deemed to be underwriting discounts and commissions under the Securities Act. The Selling Security Holders may not sell all of the shares. The Selling Security Holders may transfer, will or gift such shares by other means not described in this prospectus. To comply with the securities laws of certain jurisdictions, the common stock must be offered or sold only through registered or licensed brokers or dealers. In addition, in certain jurisdictions, the shares may not be offered or sold unless they have been registered or qualified for sale or an exemption is available and complied with.

         Our company has agreed to pay all reasonable fees and expenses incident to the filing of this Registration Statement. The Selling Security Holders will pay all brokerage commissions and similar selling expenses, if any, attributable to the sale of the shares.

         Our company will not receive any proceeds from the sale of the common stock.

                        DESCRIPTION OF OUR CAPITAL STOCK

Common Stock

General

         Our company is authorized to issue 20,000,000 shares of common stock having a par value of $ .01 per share. As of December 31, 2000, there were 12,465,170 common shares issued and outstanding. All shares of common stock outstanding are validly issued, fully paid and non-assessable.

Voting Rights

         Each share of common stock entitles the holder thereof to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the holders of common stock holding, in the aggregate, more than fifty percent (50%) of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Dividend Policy

         All shares of common stock are entitled to participate ratably in dividends when and as declared by our Board of Directors out of the funds legally available therefore and subject to the rights, if any, of the holders of outstanding shares of Preferred Stock. Any such dividends may be paid in cash, property or additional shares of common stock. Our company has not paid any dividends since inception and presently anticipates that all earnings, if any, will be retained for development of our company, and that no dividends on the shares of common stock will be declared in the foreseeable future. Any future dividends will be subject to the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, our capital requirements, general business conditions and other pertinent facts. Our company has not declared any dividends on our company's common stock and does not expect to do so at any time in the foreseeable future. There are currently no restrictions on our company's ability to declare dividends in the future, other than restrictions applicable to all Delaware corporations involving the source of funds for payment of dividends and their effects on our company's solvency. In the future, we may use loans from financial institutions for acquisitions and development. If our company does, it is likely that such institutions would require restrictions on the payment of dividends based on traditional financial ratios designed to predict our company's ability to repay such loans. However, no specific predictions as to any such restrictions can be made at this time.

Miscellaneous Rights and Provisions

         Holders of common stock have no preemptive or other subscription rights, conversion rights, redemption or sinking fund provisions. In the event of our company's dissolution, whether voluntary or involuntary, each share of common stock is entitled to share ratably in any assets available for distribution to holders of our company's equity after satisfaction of all liabilities and payment of the applicable liquidation preference of any outstanding shares of Preferred Stock.

         Under Delaware law, stockholders may take certain actions without the holding of a meeting by a written consent or consents signed by the holders of a majority of the outstanding shares of the capital stock of the company entitled to vote thereon. Prompt notice of the taking of any action without a meeting by less than unanimous consent of the stockholders will be given to those stockholders who do not consent in writing to the action. The purposes of this provision are to facilitate action by stockholders and to reduce corporate expense associated with annual special meetings of the shareholders. If shareholder action is taken by written consent, our company will be required to send each shareholder entitled to vote on the applicable matter, but whose consent was not solicited, an information statement containing information about the action taken.

Preferred Stock

         Our Company is authorized to issue 5,000,000 shares of Preferred Stock $0.01 par value of which 261,710 are issued and outstanding. Holders of our company's common stock are entitled to receive out of the assets of our company legally available therefore, and as and when declared by our company's Board of Directors, dividends of every kind declared and paid to holders of our company's common stock, at a rate per share twenty times that paid per share of common stock. Each dividend will be paid to the holders of record of shares of the Class A Preferred Stock as they appear on the stock register of our company on the last day of the month next preceding the payment date thereof.

Conversion.

         The holders of shares of the Class A Preferred Stock will have the right, at their option, to convert all or any part of such shares into shares of common stock of our company at any time on and subject to the following terms and conditions:

         The shares of Class A Preferred Stock are convertible at the office of transfer agent for the Class A Preferred Stock (the "Transfer Agent"), and at such other place or places, if any, as our company's board of directors may designate, into fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100th of a share) of common stock.

         The number of shares of common stock issuable upon conversion of each share of the Class A Preferred Stock will be equal to the greater of:

                  (1)      Twenty shares of common stock (the  "Set   Conversion
                           Rate"); or

                  (2) The number of shares of common stock obtained by dividing the gross price at which the preferred shares were issued by our company (the "Issuance Price") by 80% of the closing price for our company's common stock, as reported on the public stock market or securities exchange (in both cases, registered as such by the Commission having the highest average trading volume in our company's securities (for purposes of illustration, the following, being acceptable: The New York Stock Exchange, the NASDAQ Stock Market, the American Stock Exchange, the OTC Bulletin Board operated by the NASD, the Electronic Pink Sheets operated by the National Daily Quotation

                           System, Inc.), on the day the notice of conversion provided to our ompany is xecuted and dated by the holder with medallion signature guarantee (the "Market Conversion Rate"). Our preferred shares were issued at $5.00 and $4.00per share except for those share issued to the Yankees Company which were issued at $2.50 and $2.00per share.

Adjustments

         The Set Conversion Rate in effect at any time is subject to adjustment designed to prevent dilution.

Liquidation Rights

         In the event of any liquidation or dissolution or winding up of our company, voluntary or involuntary, the holders of the Class A Preferred Stock are entitled to receive, subject to the rights of any other class of stock which ranks senior to the Class A Preferred Stock as to distribution of assets on liquidation, but before any distribution is made on any class of stock ranking junior to the Class A Preferred Stock as to the payment of dividends or the distribution of assets (including, without limitation, our company's common stock, a sum per share of Class A Preferred Stock equal to the Issuance Price per share.

Voting Rights

         The Class A Preferred Stock will entitle its holders to twenty votes for every share held on terms identical to those of holders of twenty shares of common stock, or if there is more than one class or series of common stock outstanding, equal to twenty votes by those of shares of common stock having the greatest voting rights per share.

         A certificate of designation creating the Class A Preferred Stock was filed with the State of Delaware on July 3, 2000. As of December 31, 2000, 261,710 shares of the Class A Preferred Stock are issued and outstanding.

         Any holder of the Class A Preferred Stock shall be entitled to convert any whole number of Preferred Stock into fully paid and nonassessable shares of common stock in accordance with the Certificate of Designations, Preferences and Rights for such Preferred Stock. Without our prior consent, a holder shall not be entitled to convert any preferred shares during the period beginning on and including the issuance date and ending on and including the date that is 120 days after such issuance date.

         Our company shall not issue any fraction of a share of common stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of common stock, our company shall round such fraction of a share of common stock up to the nearest whole share.

                                  LEGAL MATTERS

         Certain legal matters with respect to the validity of the issuance of the securities offered hereby will be passed upon for our company by the law firm of Jeffrey G. Klein, P.A.

                                     EXPERTS

         The financial statements contained in our Annual Report on Form 10-KSB/A for the year ended June 30, 1998 and 1999 which are (all incorporated by reference in this prospectus have been audited by Daszkal Bolton Manela Devlin & Co., independent certified public accountants, to the extent and for the periods set forth in their reports, and are incorporated herein by reference. Our company's unaudited financial statements for the 6 months ended December 31, 2000 are filed as part of our Form 10-QSB and are incorporated herein by reference.

PART II. INFORMATION NOT REQUIRED BY PROSPECTUS

ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table is an itemization of all expenses (subject to future contingencies) incurred or expected to be incurred by our company in connection with the issuance and distribution of the securities being offered hereby. Items marked with an asterisk (*) represent estimated expenses. Our company has agreed to pay all costs and expenses of this offering. Selling Security Holders will incur no expense.

Item                                                 Expense

Commission Registration Fee                          $476.73
Legal                                                  7,500*
Accounting                                               500*
Miscellaneous                                         2,0000*

ITEM 15.      INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Our company's Bylaws and Articles of Incorporation limit, to the maximum extent permitted by the Delaware Statutes ("Delaware Law"), the personal liability of directors of monetary damages for breach of their fiduciary duties as directors, and provides that our company may indemnify its officers, directors, employees and other agents to the fullest extent permitted by Delaware Law. Delaware Law provides that a corporation may indemnify a director, officer, employee or agent made or threatened to be made a party to an action by reason of the fact that he was a director, officer, employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred in connection with such action if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. Delaware Law does not permit a corporation to eliminate a director's duty of care, and the provisions of the Company's Articles of Incorporation have no effect on the availability of equitable remedies, such as injunction or rescission, for a director's breach of the duty of care.

         Our company may enter into indemnification agreements with its directors and officers which may require, among other things, to indemnify such directors and officers against liabilities that may arise by reason of their status or service as directors and officers against liabilities (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance, if available on reasonable terms.


ITEM 16.          EXHIBITS

         All exhibits required to be filed hereby have been filed by our company and are incorporated by reference.

ITEM 17.          UNDERTAKINGS

         Our company agrees that during any period in which offers or sales are being made, a post-effective amendment to this registration statement will:

        (1)  (i)    Include any prospectus  required by section  10(a)(3) of the
                    Securities Act;

             (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of

                    Registration   Fee"  table  in  the  effective  registration
statement.

             (iii) Include any additional or changed material information on the plan of distribution.

        (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

        (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, our company has duly caused this registration statement to be signed on its behalf by the undersigned, there unto duly authorized.

                            AMERINET GROUP.COM, INC.

March  05, 2001
                            BY: /s/ Edward C, Dmytryk
         Edward C. Dmytryk President, Chief Executive Officer, Director

         In accordance with the Exchange Act, this report has been signed by the following persons on behalf of our company and in the capacities indicated:

Signature                          Date                      Title

/s/ Edward Dmytryk           March  05, 2001  President, Chief Executive Officer
                                              & Director
/s/ Lawrence R. Van Etten    March  05, 2001  Vice-President,
                                              Chief Operating Officer,Director
/s/ Vanessa H. Lindsey       March  05, 2001  Secretary & Director
/s/ David K. Cantley         March  05, 2001  Treasurer &Director
/s/ Douglas L. Wilson        March  05, 2001  General Counsel & Director
/s/ Anthony Q. Joffe         March  05, 2001  Director & Audit Committee Member
/s/ G. Richard Chamberlin    March  05, 2001  Director
/s/ J. Bruce Gleason         March  05, 2001  Director
/s/ Charles J. Champion, Jr. March  05, 2001  Director & Audit Committee Chair


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